UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2009

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 9, 2009, National Semiconductor Corporation (the “Company”) announced that Brian L. Halla advised the Board of Directors (the “Board”) of the Company that he will retire as Chief Executive Officer of the Company effective November 30, 2009. Mr. Halla will remain with the Company in the position of Chairman of the Board of Directors until May 30, 2010, the end of the Company’s current fiscal year.

In connection with Mr. Halla’s retirement, the Company and Mr. Halla have entered into a Retirement and Consulting Agreement (the “Retirement and Consulting Agreement”), dated as of October 21, 2009. Pursuant to the Retirement and Consulting Agreement, Mr. Halla will continue to receive his current base salary at the rate of $890,000 per year through May 30, 2010 and will be eligible for all other applicable Company benefits during such period. Mr. Halla will be eligible for (i) a bonus for the Company’s 2010 fiscal year under the Company’s Executive Officer Incentive Plan based on the bonus target and performance metrics previously established by the Compensation Committee of the Board (the “Committee”) and (ii) a retention bonus payment on or about November 30, 2010 pursuant to the terms of the special retention bonus program established by the Committee on November 25, 2008, notwithstanding his termination of employment with the Company. Mr. Halla will provide consulting services to the Company during the 12-month period from June 1, 2010 until May 31, 2011 (the “Consulting Period”), for which he will be paid an aggregate consulting fee of $890,000. The Company will also reimburse Mr. Halla for his cost to continue medical, dental and vision benefits under the Company’s group plans until May 10, 2011. The Retirement and Consulting Agreement also provides that Mr. Halla will be entitled to receive the portion of his (i) performance share units with respect to the two-year performance period covering the Company’s 2009 and 2010 fiscal years and (ii) performance share units and restricted stock units with respect to the two-year performance period covering the Company’s 2010 and 2011 fiscal years that are earned based on the Committee’s determination of the level of achievement of the applicable performance metrics for each such performance period, without proration. Pursuant to the existing terms and conditions of the agreements evidencing options to purchase shares of the Company’s common stock currently held by Mr. Halla, such options will continue to vest and the options will remain exercisable for up to five years following May 31, 2010 (or, if earlier, the end of the full term of such options). If the Company terminates Mr. Halla’s employment or service for “Cause” or he resigns without “Good Reason” (each as defined in the Retirement and Consulting Agreement) prior to the end of the Consulting Period, Mr. Halla will be entitled to receive only payment of accrued but unpaid base salary or consulting fees, accrued but unpaid vacation, and any other payments required by applicable law. However, Mr. Halla will continue to be entitled to receive the compensation and benefits pursuant to the Retirement and Consulting Agreement, as described above, if prior to the end of the Consulting Period, his employment or service terminates due to his death or disability, a termination by the Company without Cause, or a resignation for Good Reason.

The Company also announced on October 9, 2009 that Donald Macleod, the Company’s current President and Chief Operating Officer, will succeed Mr. Halla as Chief Executive Officer effective November 30, 2009, and that the Board of Directors of the Company intends to appoint Mr. Macleod to the Board of Directors concurrently with his commencement of the Chief Executive Officer position. Mr. Macleod will be paid $800,000 per year for his service as Chief Executive Officer of the Company. Mr. Macleod will also be eligible to participate in the Company’s Executive Officer Incentive Plan, with a target incentive compensation amount of 200% of base salary (prorated for fiscal 2010, which ends on May 30, 2010) subject to meeting predefined annual performance targets as set forth in the plan. Mr. Macleod will also be granted, pursuant to the Company’s 2009 Incentive Award Plan, options to purchase 600,000 shares of the Company’s common stock with an exercise price equal to the closing price of the common stock on the New York Stock Exchange on the date of grant, which will be November 30, 2009. The options will vest 25% on the first anniversary of the date of grant and 1/48th monthly thereafter, subject to Mr. Macleod’s continued employment with the Company. In addition, on November 30, 2009, Mr. Macleod will be granted, pursuant to the Company’s 2009 Incentive Award Plan, 300,000 shares of restricted stock vesting ratably over four years on each anniversary of the date of grant, subject to Mr. Macleod’s continued employment with the Company. Pursuant to the terms of Mr. Macleod’s existing change-of-control employment agreement with the Company, each of these equity awards will become fully vested and exercisable in the event of a change in control.

A copy of the Retirement and Consulting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description 10.1	Retirement and Consulting Agreement, dated as of October 21, 2009, by and between Brian L. Halla and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: October 21, 2009	/s/ Todd M. DuChene
Todd M. DuChene Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description 10.1	Retirement and Consulting Agreement, dated as of October 21, 2009, by and between Brian L. Halla and the Company

EXHIBIT 10.1

RETIREMENT AND CONSULTING AGREEMENT

This Retirement and Consulting Agreement (this “Agreement”) is entered into by and between National Semiconductor Corporation, a Delaware corporation (the “Company”), and Brian L. Halla (“Executive”) (the Company and Executive hereinafter referred to together as the “Parties”), as of October 21, 2009 (the “Effective Date”).

RECITALS

WHEREAS, Executive currently serves as the Chairman of the Board and Chief Executive Officer of the Company;

WHEREAS, the Parties have agreed that Executive will retire and resign as Chief Executive Officer of the Company effective as of November 30, 2009 (the “CEO Retirement Date”) and thereafter, Executive will continue to serve as Chairman of the Board of the Company, in an executive capacity, until May 31, 2010 (the “Chairman Retirement Date”);

WHEREAS, the Parties have agreed that Executive will provide service to the Company as a consultant from June 1, 2010 through May 31, 2011 (the “Termination Date”); and

WHEREAS, the Parties wish to enter into this Agreement to set forth the terms and conditions related to Executive’s continued employment with the Company, Executive’s retirement as well as the consulting services to be provided following such retirement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Executive’s Title, Retirement and Base Salary.

(a)       CEO Transition Period. Executive shall continue to serve as Chairman of the Board and Chief Executive Officer of the Company through the CEO Retirement Date (the “CEO Transition Period”), and shall retire and resign as Chief Executive Officer as of the close of business on the CEO Retirement Date, without any further action required by Executive or the Company.

(b)       Executive Chairman Transition Period. During the period commencing on December 1, 2009 and ending as of the close of business on the Chairman Retirement Date (the “Executive Chairman Transition Period”), Executive shall continue as an employee of the Company and shall serve as the Company’s Chairman of the Board in an executive capacity. Unless Executive’s employment is otherwise terminated earlier, Executive shall be treated as having effectively retired and resigned as (i) an employee of the Company, (ii) Chairman of the Board of the Company, (iii) a member of the Board of Directors of the Company (the “Board”), and (iv) any other officer or director positions he may then hold with respect to any of the Company’s directly or indirectly owned subsidiaries, in each case as of the close of business on the Chairman Retirement Date, without any further action required by Executive or the Company. Executive’s retirement and resignation pursuant to this Section 1(b) shall be treated as a “Retirement” in good standing for all purposes, including, without limitation, for the purpose of determining Executive’s rights under the Company’s benefit and equity plans.

(c)       Compensation. During the CEO Transition Period and the Executive Chairman Transition Period, Executive shall continue to (i) receive his base salary at the rate of $890,000 per year, which shall be paid in accordance with the Company’s normal payroll practices and (ii) be eligible for all other applicable Company benefits, including without limitation, eligibility for an annual bonus under the Company’s Executive Officer Incentive Plan, as described below.

2.         Consulting Services. During the period commencing on June 1, 2010 and ending on the Termination Date (the “Consulting Period”), Executive shall provide consulting services to the Company with respect to strategic and operational matters regarding the Company’s business, as reasonably requested by the Board or the Company’s executive officers (the “Consulting Services”). The Company shall exercise reasonable efforts to avoid conflicts between such requested Consulting Services and Executive’s other commitments, and Executive shall exercise reasonable efforts to fulfill the Company’s consulting requests in a timely manner, notwithstanding his other commitments. It is the expectation and intent of the Parties that the Consulting Services will, from the start of the Consulting Period and thereafter, consist of services equal to or less than twenty percent (20%) of the average level of services performed by Executive for the Company during the immediately preceding thirty-six (36)-month period and therefore Executive’s termination of employment on the Chairman Retirement Date will constitute a “separation from service” within the meaning of Section 409A (as defined in Section 8 of this Agreement).

(a)       Consulting Fee. In exchange for the Consulting Services, Executive shall be paid an aggregate consulting fee of $890,000, which fee shall be paid in equal monthly installments during the Consulting Period.

(b)       No Employee Status. It is the Parties’ intent that Executive shall render services to the Company during the Consulting Period in the capacity of an independent contractor, and not as an employee of the Company. Accordingly, Executive shall be responsible for the payment of all taxes on amounts received from the Company for the Consulting Services, and during the Consulting Period, the provision of the Consulting Services pursuant to this Agreement will not entitle Executive to be eligible to participate in any Company fringe benefit program or any Company employee benefit plan.

(c)       Expenses. The Company shall reimburse Executive for reasonable out-of-pocket expenses incurred in connection with the performance of his Consulting Services, provided that Executive submits receipts for such expenses in a manner consistent with the Company’s expense reimbursement policies and procedures for senior executives.

3.         Fiscal Year 2010 Bonus. Executive shall remain eligible to receive a bonus for the Company’s 2010 fiscal year (the “2010 Bonus”) pursuant to the Company’s Executive Officer Incentive Plan based on the bonus target and performance metrics previously established by the Compensation Committee of the Board (the “Committee”). Executive’s 2010 Bonus, if any, shall be paid in accordance with the terms of the Executive Officer Incentive Plan to the extent that the Committee determines that the applicable performance metrics have been achieved.

4.         Health Insurance. To the extent that Executive elects to continue medical, dental or vision benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), under the Company’s group plans following his termination of employment (provided that such termination is not for “Cause” as defined below), the Company will reimburse Executive for his cost to continue such COBRA coverage for Executive and his eligible dependents through May 10, 2011.

5.	Equity Awards.

(a)       Performance Share Units and Restricted Stock Units. Pursuant to the Company’s 2005 Executive Officer Equity Plan, Executive was granted awards of (i) performance share units with respect to the two-year performance period covering the Company’s 2009 and 2010 fiscal years (the “2010 PSUs”), and (ii) performance share units and restricted stock units with respect to the two-year performance period covering the Company’s 2010 and 2011 fiscal years (the “2011 Awards”). Executive shall be entitled to receive whatever portion of the 2010 PSUs and/or the 2011 Awards are earned based on the Committee’s determination of the level of achievement of the applicable performance metrics for each such performance period, and settlement of the 2011 Awards shall not be prorated to reflect that Executive was not an employee of the Company for the entire performance period; settlement of such awards, if any, shall be made as soon as practicable following the Committee’s determination of the level of achievement for the applicable performance period.

(b)       Stock Options. With respect to each option to purchase shares of the Company’s common stock held by Executive (each, an “Option”), Executive’s termination of employment as of the Chairman Retirement Date pursuant to Section 1(b) shall be treated as a termination due to “Retirement” for purposes of the agreement evidencing each Option. The Parties acknowledge that pursuant to the terms and conditions of the agreement evidencing each Option, upon a termination due to Retirement, the shares subject to the Option shall continue to vest and the Option shall remain exercisable for up to five years following the Chairman Retirement Date (or, if earlier, the end of the full term of the Option).

(c)       Other Terms. Except as described above, Executive’s Options, 2010 PSUs and 2011 Awards shall continue to be subject to the terms and conditions of the agreement evidencing such award as well as the plan pursuant to which the award was granted. Exhibit A attached hereto sets forth a schedule of Executive’s outstanding Options, 2010 PSUs and 2011 Awards as of the Effective Date, including the applicable vesting schedule and/or performance targets with respect to each award, and the exercise price per share and expiration date for each outstanding Option.

6.         Special Retention Bonus Program. Pursuant to the terms of the special retention bonus program established by the Committee on November 25, 2008 (the “Retention Program”), Executive is eligible to receive a retention bonus payment on or about November 30, 2010, and the amount of such payment is to be based on the average daily closing price of the Company’s common stock for the fiscal quarter ending immediately prior to November 30, 2010. Pursuant to the Retention Program, the amount of Executive’s payment is determined as follows:

Average Daily Closing Price Per Share of Company Stock for Fiscal Quarter Ending Immediately Prior to November 30, 2010	Payment Amount
Less than $10.00	$1,500,000
$10.01 - $12.50	$2,250,000
$12.51 - $15.00	$3,000,000
$15.01 - $17.50	$3,750,000
Greater than $17.50	$4,500,000

Unless Executive is terminated for “Cause” as defined below, Executive shall continue to remain eligible to receive his payment pursuant to the Retention Program although his employment with the Company will have terminated prior to November 30, 2010.

7.	Termination.

(a)       General. If the Company terminates Executive’s employment or service for “Cause” (as defined below) prior to the Termination Date or Executive terminates his employment or service prior to the Termination Date other than for “Good Reason” (as defined below), Executive shall only be entitled to payment of any accrued but unpaid base salary or Consulting Fees, any accrued but unpaid vacation, and any other payments required by applicable law through the date of such termination.

(b)       Termination without Cause, Resignation for Good Reason, Death or Disability. In the event that prior to the Termination Date, (i) the Company terminates Executive’s employment or service without “Cause” (as defined below), (ii) Executive resigns for “Good Reason” (as defined below), or (iii) Executive’s employment or service terminates due to Executive’s death or “Disability” (as defined below), Executive shall be entitled to receive the amounts described in Section 7(a) and shall also continue to be entitled to receive the payments and benefits described in Sections 1 through 6 above as if his employment and/or service continued through the Termination Date, as contemplated pursuant to such sections.

(c)	Termination for Cause.

(i)  For purposes of this Agreement, “Cause” shall mean (A) the willful and continued failure of Executive to perform substantially Executive’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that Executive has not substantially performed Executive’s duties, or (B) Executive’s willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

(ii)  For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that his action or omission was in the best interests of the Company. Any act, or failure to act, (A) based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company, or (B) as a result of Executive’s reliance in good faith upon the records of the Company, shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company and shall not constitute Cause for purposes of this Agreement. The termination of Executive’s employment or service shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive, Executive is given an opportunity, together with counsel, to be heard before the Board and a period of thirty (30) days to cure such act or failure), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in Section 7(c)(i) and such conduct has not been cured, and specifying the particulars thereof in detail.

(d)       Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following conditions without Executive’s written consent: (i) prior to the Chairman Retirement Date, the assignment to Executive of any duties inconsistent in any material respect with Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated in this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, taking into account the nature and scope, at the time of the events claimed to be “Good Reason,” of the position, authority, duties, and responsibilities of both Executive and of the persons reporting to Executive and to whom Executive reports; and provided, that there shall be excluded for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive; (ii) any failure by the Company to comply with any of the provisions of Sections 1(c) or 2(a) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive; (iii) the Company’s requiring Executive to be based at any office or location other than the location where Executive is employed as of the date of this Agreement or any office or location less than 35 miles from such location; (iv) any purported termination by the Company of Executive’s employment or Consulting Services otherwise than as expressly permitted by this Agreement; or (v) any failure by the Company to have a successor to the Company assume this Agreement. The Parties acknowledge that none of the changes to Executive’s position, duties or compensation contemplated pursuant to the terms of this Agreement (including his retirement and resignation as Chief Executive Officer, employment as Chairman of the Board in an executive capacity, termination of employment on the Chairman Retirement Date or provision of the Consulting Services) shall give rise to Good Reason.

(e)       Disability. For purposes of this Agreement, “Disability” shall mean the absence of Executive from Executive’s duties with the Company pursuant to this Agreement for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to Executive or Executive’s legal representative.

8.	Tax Matters and Section 409A Compliance.

(a)       Withholding. Executive acknowledges that all amounts and benefits payable under this Agreement are subject to deduction and withholding to the extent required by applicable law.

(b)       Section 409A. This Agreement is intended to comply with, or otherwise be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulations and Treasury guidance promulgated thereunder (“Section 409A”).

(i)  Notwithstanding any provision to the contrary in this Agreement, if Executive, at the time of his termination of employment or service which constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) (“Separation from Service”), is deemed to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code which would subject Executive to a tax obligation under Section 409A of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (A) the expiration of the six-month period measured from the date of Executive’s Separation from Service or (B) the date of Executive’s death. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section shall be paid in a lump sum to Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

(ii)  To the extent that any reimbursements provided to Executive under the Agreement are deemed to constitute “nonqualified deferred compensation” within the meaning of Section 409A, such amounts shall be paid or reimbursed to Executive promptly, but in no event later than December 31 of the year following the year in which the expense is incurred, the amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and Executive’s right to such payments or reimbursement shall not be subject to liquidation or exchange for any other benefit.

(iii)  Executive’s right to receive any installment payments under the Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Treasury Regulation Section 1.409A-2(b)(2)(iii).

(iv)  Notwithstanding anything in the Agreement to the contrary, any compensation or benefits payable under the Agreement that constitute “nonqualified deferred compensation” within the meaning of Section 409A and which are designated under the Agreement as payable upon the Executive’s termination of employment shall be payable only upon Executive’s Separation from Service.

(c)       Additional Amendments. The Company and Executive agree that they will execute any and all amendments to this Agreement as they mutually agree in good faith may be necessary to ensure compliance with the provisions of Section 409A.

9.         Indemnification. The Company shall indemnify and hold Executive harmless for any conduct within the course and scope of his duties as an employee, consultant, director or officer of the Company consistent with the Company’s obligations under applicable law, the Company’s corporate governance documents and any related agreements between the Parties. In addition, for a period of six years after the Chairman Retirement Date, the Company shall continue Executive’s coverage under all indemnification insurance policies under which other directors and officers of the Company are covered.

10.	General Provisions.

(a)       Successors. This Agreement shall inure to the benefit of and be binding upon Executive and the Company and each of their respective successors, heirs, assigns, agents, affiliates, parents, subsidiaries and representatives.

(b)       No Admission. This Agreement, as well as the payments and benefits described herein, are not intended as, and shall not be construed as, an admission of liability by or to, or of improper conduct on the part of, either Party.

(c)       Modification; Waiver. Neither this Agreement nor any provision hereof may be modified or waived in any way except by an agreement in writing signed by each of the Parties hereto consenting to such modification or waiver.

(d)       Severability. If any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision shall be deemed modified to most closely resemble the original intent of the parties, without invalidating the remainder of this Agreement; and such shall not affect any other independent provision of this Agreement and each other independent provision of this Agreement shall be enforced to the full extent permitted by law.

(e)       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same agreement.

(f)        Further Assurances. The Parties shall, from time to time, promptly execute and deliver such further instruments, documents and papers and perform such further acts as may be necessary or proper to carry out and effect the terms of this Agreement.

(g)       Applicable Law. This Agreement shall in all respects be interpreted, enforced and governed under the internal laws (without regard to the conflicts of laws and rules) of the State of Delaware.

(h)       Voluntary Execution. Executive understands and agrees that he is receiving the amounts and benefits described in this Agreement as consideration for his execution of this Agreement and fulfillment of the promises contained herein. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of either Party. Executive acknowledges that he has had the opportunity to be represented and advised by legal counsel concerning the terms and conditions of this Agreement and his execution of it.

(i)        Confidential Information Agreement. Executive reaffirms and agrees to continue to observe and abide by the terms of the National Semiconductor Corporation Employee Agreement between the Parties dated May 6, 1996, including, without limitation, the provisions regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and any restrictive covenants contained therein.

(j)        Entire Agreement. Except as otherwise referenced herein, this Agreement expressly supersedes all other prior agreements or other arrangements by and between Company and Executive with respect to the compensation and benefits payable by the Company to Executive, including all of Company’s payment obligations for compensation set forth in any agreement between the Parties (including, without limitation, the change of control employment agreement between the Parties except to the extent provided herein), whether or not in writing, and that such prior agreements or arrangements with respect to compensation and benefits payable by Company to Executive shall upon the Effective Date be null and void and of no force and effect whatsoever. Notwithstanding the foregoing, Section 9 (relating to gross-up payments in the event of a change of control) of the Change of Control Employment Agreement entered into between Executive and the Company shall remain in full force and effect and shall not be superseded or replaced by this Agreement. Nothing herein shall be construed to limit or terminate Executive’s rights to indemnification pursuant to any indemnification agreement between the Company and Executive, which agreement will remain in full force and effect after the date hereof and after the Chairman Retirement Date, whether or not Executive, at any time, terminates his employment or service with the Company for Good Reason or the Company terminates Executive’s employment or service with Cause.

(k)       Attorneys’ Fees. If either Party hereto brings any action to enforce rights hereunder, each Party in any such action shall be responsible for its own attorneys’ fees and costs incurred in connection with such action. Reasonable legal expenses incurred by Executive in connection with the negotiation, drafting, and execution of this Agreement shall be reimbursed by the Company.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

EXECUTIVE

/s/ Brian L. Halla________________

Brian L. Halla

NATIONAL SEMICONDUCTOR CORPORATION

By: /s/ Todd M. DuChene	________

Title:Sr. V.P and General Counsel __